ARTICLES OF AMENDMENT


                                       OF


                NORTH CAROLINA DAILY MUNICIPAL INCOME FUND, INC.





     North Carolina Daily Municipal Income Fund, Inc., a Maryland Corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), the total number of shares of stock of all classes and series which the Corporation presently has authority to issue is 20,000,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate par value to $20,000,000, certifies to the Department of Assessments and Taxation of Maryland that:


     FIRST: The charter of the Corporation is hereby amended as follows:


     1. Article FIFTH of the charter of the Corporation is hereby amended by striking out Article FIFTH and inserting in lieu thereof the following:

 FIFTH:          "(a) The total number of shares of stock of all classes and series which the Corporation has authority to issue is 20,000,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate par value to $20,000,000. All of such shares are classified as "Common Stock". The Board of Directors may classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.


                  (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.


                  (c) Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series".


                  (d) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of any additional Series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional Series at the time it is established and designated):


               (1) Asset Belonging to Series. All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular Series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.


               (2) Liabilities of Series. The assets belonging to each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to collectively as "liabilities of" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.


               (3) Dividends and Distributions. Dividends and

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          capital gains distributions on shares of a particular Series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.


               Dividends and distributions may be paid in cash, property or additional shares of the same or another Series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.


               (4) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the Series thereof, and all shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iii) below, the shares of all other Series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (7) below, only the

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          holders of shares of the one or more affected Series shall be entitled to vote.


               (5) Redemption by Stockholders. Each holder of shares of a particular Series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that Series, at a redemption price per share equal to the net asset value per share of that Series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established from time to time by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets belonging to the Series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.


               Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within such period from surrender as may be required under the Investment Company Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Corporation to redeem shares of that Series during any period or at any time when and to the extent permissible under the Investment Company Act.


               (6) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any Series held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the Minimum Amount, as defined below, in that Series specified by the Board of Directors from time to time in its sole discretion, provided that at least 30 days prior written notice of the proposed redemption has been given to the holder of any such account by first class mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.


               (i) the term "Minimum Amount" when used herein shall mean One Thousand Dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for each class and series of the Corporation's stock and for holders of shares of each such class and series of stock based on such criteria as the Board of Directors may deem appropriate.


               (ii) the Corporation shall be entitled but not required to redeem shares of stock from any stockholder or stockholders, as provided in this subsection (6), to the extent and at such times as the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company", within the meaning of the Internal Revenue Code of 1986, as amended from time to time.


               (7) Liquidation. In the event of the liquidation of a particular Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of Series for the shares of another Series.


               (8) Net Asset Value Per Share. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which item shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.


               The Board of Directors may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.


               (9) Equality. All shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each share of any particular Series shall be equal to each other share of that Series. The Board of Directors may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.


               (10) Conversion or Exchange Rights. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any

          Series shall have the right to convert or exchange said shares into shares of one or more other Series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.


               (e) The Board of Directors may, from time to time and without stockholder action, classify shares of a particular Series into one or more additional classes of that Series, the voting, dividend, liquidation and other rights of which shall differ from the classes of common stock of that Series to the extent provided in Articles Supplementary for such additional class, such Articles to be filed for record with the appropriate authorities of the State of Maryland. Each class so created shall consist, until further changed, of the lesser of (x) the number of shares classified in Section (c) of this Article FIFTH or (y) the number of shares that could be issued by issuing all of the shares of that Series currently or hereafter classified less the total number of shares of all classes of such Series then issued and outstanding. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes".


               (f) All Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:


                    (1) Any class of shares may be subject to such sales loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees, or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act.


                    (2) Expenses related solely to a particular Class of a
               Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class.


                    (3) As to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (2) above), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.


          (g) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.


          (h) The Corporation shall not be obligated to issue certificates representing shares of any Class or Series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.


          (i) No holder of any shares of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.


          (j) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended."


     2. Article SEVENTH subsection (a)(ii) of the charter of the Corporation is hereby amended by striking out the language on line two which states "of any class of the Corporation's stock" and inserting in lieu thereof the following:


         "of any class or series of the Corporation's stock"


     3. Article SEVENTH subsection (a)(ii) of the charter of the Coporation is hereby amended by changing the reference to Article NINTH in line eight to Article FIFTH.


     4. The charter of the Corporation is hereby amended by striking out Article EIGHTH and inserting in lieu thereof the following:


          EIGHTH: "(1) The Corporation shall indemnify (i) its currently acting and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.


          (2) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal."


     5. The charter of the Corporation is hereby amended by striking out Article NINTH (as the language therein is already contained in new Article FIFTH of these Articles of Amendment).

          SECOND: The amendments of the charter of the Corporation as herein set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, North Carolina Daily Municipal Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries, on December , 1993.


                                                  NORTH CAROLINA DAILY MUNICIPAL
                                                   INCOME FUND, INC.


                                                     By: /s/ William Berkowitz
                                                         ---------------------
                                                             William Berkowitz
                                                             President


Attest:


/s/ Bernadette N. Finn
    ------------------
    Bernadette N. Finn
    Secretary

         THE UNDERSIGNED, President of NORTH CAROLINA DAILY MUNICIPAL INCOME FUND, INC., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and in all material respects, under the penalties of perjury.


                                                  NORTH CAROLINA DAILY MUNICIPAL
                                                   INCOME FUND, INC.

 By: /s/ William Berkowitz
                                                         ---------------------
                                                             William Berkowitz
                                                             President